Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(184,861,248)
Realized Trading Gain (Loss) on Swaps	(22,749,653)
Unrealized Gain (Loss) on Market Value of Futures	275,951,165
Unrealized Gain (Loss) on Market Value of Swaps	114,163,433
Dividend Income	111,558
Interest Income	45,091
ETF Transaction Fees	17,000
Total Income (Loss)	$182,677,346

Expenses
Investment Advisory Fee	$1,260,102
Brokerage Commissions	446,065
Tax Reporting Fees	133,820
NYMEX License Fee	56,406
Non-interested Directors' Fees and Expenses	15,008
Audit Fees	13,589
Legal Fees	5,641
SEC & FINRA Registration Expense	5,430
Total Expenses	$1,936,061
Net Gain (Loss)	$180,741,285

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/10	$2,799,013,698
Additions (14,400,000 Units)	106,379,804
Withdrawals (29,800,000 Units)	(233,942,741)
Net Gain (Loss)	180,741,285

Net Asset Value End of Period	$2,852,192,046
Net Asset Value Per Unit (344,300,000 Units)	$8.28

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502